NEWSFROM
Petroleum Development Corporation

FOR IMMEDIATE RELEASE:  August 8 2007
CONTACT:  Celesta M. Miracle - (304) 842-3597 ~ http://www.petd.com

Petroleum Development Corporation Investor Conference Call
Scheduled for Friday, August 10, 2007, 10:00 am (ET)

Bridgeport, West Virginia, August 8, 2007... Petroleum Development Corporation (NASDAQ/GSM:PETD) has scheduled a conference call with investors to discuss second quarter 2007 results and the outlook for the year.

The Company expects to file its Quarterly Report on Form 10-Q on August 9, 2007. You will be able to access the report at the Company’s website (www.petd.com), or contact the Company for a paper copy. The Company invites you to join Steven Williams, Chief Executive Officer and Richard McCullough, Chief Financial Officer, for a conference call on Friday, August 10, 2007 for a discussion of the results.

What:   Petroleum Development Second Quarter Earnings Conference Call

When:  August 10, 2007, at 10:00 a.m. ET

Where: www.petd.com

How:     Log on to the web address above or call (877) 407-8031
              Replay Number:  (877) 660-6853   Account #:  286   Conference ID #:  251575
(Replay will be available approximately one hour after the conclusion of the call)

Contact:  Celesta Miracle, Petroleum Development Corporation, (800) 624-3821 E-mail: petd@petd.com

To participate in the conference call, please dial (877) 407-8031 or log onto the corporate website at www.petd.com.

About Petroleum Development Corporation

Petroleum Development Corporation (www.petd.com) is an independent energy company engaged in the development, production and marketing of natural gas and oil. The Company operations are focused in the Rocky Mountains with additional operations in the Appalachian Basin and Michigan. During the third quarter of 2004, the Company was added to the S&P SmallCap 600 Index. Additionally, PDC was added to the Russell 3000 Index of companies in 2003.

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although PDC believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, oil and gas prices, drilling program results, drilling results, regulatory changes, changes in federal or state tax policy, changes in local or national economic conditions and other risks detailed from time to time in the Company's reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

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120 Genesis Blvd. • PO Box 26 • Bridgeport, West Virginia 26301 • (304) 842-3597